      Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                                 EXHIBIT 10.4

                           EXCLUSIVE SUPPLY AGREEMENT

      THIS AGREEMENT (the "Agreement") is entered into as of the 1st day of June, 1991,

      BY AND BETWEEN:

      1. ANTHRA PHARMACEUTICALS Inc., a company incorporated and organized under the laws of the State of Delaware, U.S.A., having a place of business at 19, Carson Road, Princeton, NJ 08540, U.S.A. ("ANTHRA"),

      AND,

      2. OMNICHEM S.A., a company incorporated and organized under the laws of Belgium, having a place of business at the Industrial Research Park, 1348 Louvain-la-Neuve, Belgium ("OMNICHEM").

                                   WITNESSETH:

      WHEREAS, ANTHRA has acquired, via exclusive licence agreements entered into with DANA-FABER CANCER INSTITUTE, Boston, Massachusetts, the exclusive rights to the hereafter defined AD32 and other anthracycline products, and has as a result sufficient right in and to said products to enable it to enter into this Agreement and to grant OMNICHEM the hereincontained rights;

      WHEREAS, OMNICHEM has, on the basis of the technological files supplied by ANTHRA, developed a technology enabling the conversion of daunorubicin into AD32 in substantially more efficient proportions, which could allow the profitable marketing of the AD32;

      WHEREAS, ANTHRA is willing to complete the clinical development and marketing of AD32 in the U.S. market and subsequently in other markets, and will thereto need a long term source of AD32 as produced by OMNICHEM.

      WHEREAS, OMNICHEM is desirous to manufacture the AD32 and other anthracycline products to which ANTHRA has exclusive rights;

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      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto have agreed the following:

Article 1: Exclusive Production and Supply

1.1. For the purpose of this Agreement, "the AD32" shall mean the daunorubicin derivate for which ANTHRA has an exclusive licence, and regarding which OMNICHEM has developed a more efficient conversion process

1.2. During the term of this Agreement, ANTHRA grants to OMNICHEM, which accepts, the worldwide exclusive right to manufacture only for ANTHRA the AD32 bulk substance using daunorubicin delivered by ANTHRA or any of its sublicencees.

1.3. ANTHRA shall not manufacture the AD32 or have the AD32 manufactured by suppliers other than OMNICHEM prior to the termination of this Agreement pursuant to Article 5. ANTHRA shall pass this obligation on to, and see to the acceptance thereof by, all its sublicencees and other contractors which would acquire rights to the AD32 during the term of this Agreement as specified in Article 5.


1.4. During the term of this Agreement, ONMICHEM shall supply the AD32 exclusively to ANTHRA. The price at which OMNICHEM shall supply the AD32 to ANTHRA shall be agreed upon in good faith upon registration of the AD32 as produced using OMNICHEM's technology regarding the conversion of daunorubicin into AD32. Parties hereby presently agree that the target price of the AD32 shall be ***. Anthra has an obligation to place minimum orders for AD32 ***. This price covers the costs of ***. OMNICHEM shall be entitled to adjust the supply price, once agreed, on *** in order and insofar as necessary to account for changes in the manufacturing costs of the AD32. Such price increases shall not exceed more than ***. OMNICHEM shall thereto communicate in writing to ANTHRA, at least sixty (60) days before the proposed adjustment showing in particular the changes both negative and positive in the relevant manufacturing costs. The parties also agree to negotiate in good faith a rebate or discount for orders of AD32 exceeding five kilograms.


1.5. All payments pursuant to a delivery of AD32 shall be due within 30 days of the date of the invoice, which shall be established and sent to ANTHRA upon shipment.

1.6. All payments shall be made in Belgian francs on the Belgian bank account communicated by OMNICHEM to ANTHRA from time to time, net from any banking commission or fee.

1.7. Unless otherwise agreed between the parties, delivery shall be made within sixty (60) days to the port of arrival in the U.S.A. and risk shall pass at the port of departure. OMNICHEM shall obtain all necessary licences and permits required for the delivery of the product. OMNICHEM shall deliver the product to ANTHRA in accordance with ANTHRA's reasonable written instructions. OMNICHEM shall bear the cost of shipment to ANTHRA.

Article 2: Registration

      OMNICHEM shall submit to ANTHRA before July 15th a draft Drug Master file which is necessary for the registration by ANTHRA of the AD32. The Drug Master File shall be submitted by Anthra to the Food and Drug Administration. ANTHRA will refund to OMNICHEM the costs incurred in the preparation and drawing up of the Drug Master File, which costs are currently estimated at ***. OMNICHEM agrees to prepare the necessary annual reports to the Drug Master File to keep it up to date. OMNICHEM agrees not to make any change to the manufacturing process for AD32 which would

*** CONFIDENTIAL TREATMENT REQUESTED.


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necessitate an amendment to the Drug Master File without the prior written consent of ANTHRA.

Article 3: Other Agreements

3.1. In respect of Contract Products other than the AD32, ANTHRA, prior to negotiating the development and production of such products with third parties, shall consult and negotiate in good faith with OMNICHEM the possible conditions under which OMNICHEM could undertake this development, production and supply.

Article 4: Quality Control

4.1. OMNICHEM warrants that all shipments of AD32 will meet the specifications listed in Attachment A, shall be manufactured in accordance with current good manufacturing practices as defined by the U.S. Food and Drug Administration and shall not contain any product or article which is adulterated or misbranded as these terms are defined in the U.S. Food, Drug, and Cosmetic Act or in similar laws enacted by the states. OMNICHEM will supply to ANTHRA a certificate of analysis for each lot of AD32 supplied pursuant to this Agreement evidencing that the lot of AD32 meets the specifications listed in Attachment A. Following receipt of each shipment of AD32, ANTHRA shall be entitled to inspect the AD32 and to perform, at its own costs, such quality control checks as it deems necessary to confirm that the product is free from defects and complies with the specifications listed in Attachment A. In the event that any delivery of AD32 contains defects or does not comply with the specifications, ANTHRA shall inform OMNICHEM of such non-conformity in writing, within one months after receipt of the shipment, specifying the non-complying characteristics of the AD32.

4.2. Upon receipt of such notice, OMNICHEM shall replace at its own costs the AD32 which does not comply with the quality control specifications or, at the election of ANTHRA, refund its money. OMNICHEM shall make every reasonable effort to perform such replacement within 60 days after having received such notice. ANTHRA shall have the right to inspect OMNICHEM's manufacturing facilities and any documents held by OMNICHEM relating to the manufacture of AD32 upon reasonable written notice to OMNICHEM. ANTHRA shall also have the option to be present during any inspection of OMNICHEM's manufacturing facility by officials of the U.S. Food and Drug Administration, and shall receive copies of any FDA documents, letters or forms received by OMNICHEM relating to its manufacturing of AD32.

4.3. OMNICHEM agrees to pay any damages incurred by Anthra and flowing directly from the failure of the product to meet specifications. ANTRHA agrees to bear the risks that may be incurred through use of the product as a therapeutic agent.

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Article 5: Duration and Termination

5.1.  This Agreement shall be binding and remain in force:

      5.1.1. for the period starting on the signing of this Agreement and ending on the date of expiration of the validity of the U.S. Patent No. 4,035,566 covering the AD32.

5.2. Each party shall however have the right to forthwith terminate this Agreement by written notice at any given time if:

      5.2.1. the other party fails to observe any of the terms hereof to a material and significant extent, provided the non-defaulting party provides the defaulting party with sixty (60) days notice of termination, within which time the default or breach may be cured;

      5.2.2. the other party becomes insolvent, or has a receiver appointed, or execution or distress levied upon its assets;

      5.2.3. as a result of an order of government or any other official authority, the continued operation of this Agreement in all of its provisions is prevented or delayed for an unspecified and indeterminate period.

5.3. ANTHRA shall have the right to terminate this Agreement if, for any reason, OMNICHEM can no longer continue to manufacture AD32.

5.4. If ANTHRA terminates this Agreement pursuant to Article 5.3, OMNICHEM shall no longer have any licence, exclusive or otherwise, to manufacture AD32 for ANTHRA. The exclusive licence shall revert back to ANTHRA without charge. Along with the requisite technical information to enable Anthra to manufacture AD32, OMNICHEM shall also provide ANTHRA with all prior manufacturing documentation to support prior shipments of AD32 to Anthra.

Article 6: Right of Last Refusal after termination

6.1 After termination of this Agreement as per Article 5, ANTHRA shall be entitled to have the manufacture of any and all AD32 undertaken by any party of its choice.

6.2. However, ANTHRA grants OMNICHEM, which accepts, a right of last refusal to further manufacture the AD32 at conditions equal in all respects, including price, to those offered by a third party supplier.

This right of last refusal shall remain in force for a period of ten (10) years after termination of this Agreement. It shall however not apply if this Agreement is terminated by ANTHRA, in due application of subarticle 5.2.

*** CONFIDENTIAL TREATMENT REQUESTED.


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Article 7: Disclosure of Information

7.1. Anything in this Agreement to the contrary notwithstanding, the parties shall hold in confidence, during the performance of this Agreement and for a period of ten (10) years thereafter, any knowledge, know-how, practices, process or other information pertaining to AD32, hereinafter referred to as "Information", disclosed by the other party, and shall not disclose, during the said period, that Information to any third party, including to its own sublicencees and contractors without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or as may be required for purposes of investigating, manufacturing and marketing AD32 or for securing essential or desirable authorizations, privileges, or rights from governmental agencies, or as required to be disclosed to a governmental agency or as necessary to file or prosecute patent applications or to carry out any litigation concerning AD32.

7.2.  The party's duty of confidentiality shall not extend to:

      - any Information that, at this time of disclosure, is in or later becomes part of the public domain;

      - any Information that is published after disclosure, unless publication is a breach by any party of this clause;

      - any Information that, prior to disclosure by the disclosing party, was already in the possession of the recipient party in the ordinary course of its business, or as evidenced by proof of actual prior use by the recipient party;

      - any Information which obtained by the recipient party from a third party, who is lawfully in possession of such Information, is not in violation of any contractual, legal or fiduciary obligation to the disclosing party with respect to that Information, and does not prohibit the recipient from disclosing such Information to others.

7.3. During the performance of this Agreement and for a period of ten (10) years thereafter, the parties shall use any Information disclosed by the other party solely for the purposes contemplated by this Agreement. No party shall use or exploit the Information in any other way.

7.4. Any trademarks or designs created by either ANTHRA or OMNICHEM shall be used by each party as the party owning the trademark may reasonably require. The parties shall immediately bring to each other's attention any improper or wrongful use of any trademark or other intellectual property and take all steps necessary to defend the rights and interest in all trademarks and intellectual property.

7.5. Any inventions, findings, discoveries, additions, modifications, formulations, changes or proprietary information jointly conceived, created or developed by the

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parties relating to AD32 hereto shall belong jointly to the parties unless otherwise agreed.

Article 8: Late Payments

      All sums due by one of the parties to this Agreement to the other pursuant to any provision of this Agreement, shall bear, from the due date to the day of effective crediting of the creditor's account for the proper amount, an interest computed for each started month of delay at an annual rate of 2 points above the average one-year term LIBOR rate for BEF applying on the first day of such month.

Article 9: Force Majeure

      Notwithstanding anything to the contrary herein contained, if the performance of this Agreement by any party, or any obligation of any party hereunder is temporarily prevented, restricted or interfered with by reason of any event beyond the reasonable control of a party hereto, then the party so affected shall promptly notify the other party of all reasonable resulting difficulties. Events beyond the reasonable control of a party hereto shall include strikes, lockouts, labor disputes, riots, fires, explosions, and damages due to natural forces. Upon such notice, the disabled party shall, for the duration of its disability, be excused from the performance of such of its obligations as are prevented, restricted, or of such of its obligations as are prevented, restricted, or interfered with by reason of the occurrence of any of the events above enumerated and such party shall not be deemed to be in default under this Agreement nor be subject to any liability or damage provided that the affected party shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. The time period within which any party is to perform such obligation under this Agreement shall be extended by the period of such disability. When any such circumstances arrive, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at any equitable solution.

Article 10: Severability

      If any term or provision of this Agreement is held to be illegal or unenforceable, then this Agreement, except for such part or parts thereof, shall continue to be in full force and effect. The parties shall in good faith seek to supersede the unenforceable or invalid clause with an enforceable and valid one providing to the largest possible extent the same financial and commercial effect on the parties.

Article 11: Governing law and competent jurisdiction

11.1. The present Agreement shall be governed by Belgian law.

11.2. All disputes arising out of the validity, construction or performance of the present Agreement shall be settled by arbitration under the Rules of the American Arbitration Association.

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      11.2.1. The arbitral tribunal shall consist of three arbitrators. One arbitrator shall be appointed by ANTHRA and one shall be appointed by OMNICHEM; these two arbitrators shall jointly select the third arbitrator. If the arbitrators cannot agree on the designation of a third arbitrator, or if one party fails to designate an arbitrator, the authority provided by the Rules of the American Arbitration Association shall make the appointment.

      11.2.2. The seat of arbitration shall be London, England.

      11.2.3. The arbitration shall be held in the English language.

      11.2.4. For enforcement of this Agreement or an arbitration award or in aid of arbitration, the parties consent to the jurisdiction of the courts of Brussels, Belgium, and New Jersey, U.S.A.

Article 12:  Miscellaneous

12.1. The provisions of this Agreement shall not be modified other than by a written agreement signed by the parties. This Agreement constitutes the entire Agreement of the parties and supercedes all existing agreements.

12.2. This Agreement may not be assigned by OMNICHEM without the prior consent of ANTHRA which consent shall not be unreasonably withheld.

12.3. Any notice required or permitted under this Agreement shall be sent by a certified air mail, postage prepaid, international cable, facsimile transmission or telex (notice by cable, facsimile or telex must also be confirmed by a certified, air mail copy, postage prepaid) to the following addresses of the parties:

      to ANTHRA:

            Anthra Pharmaceuticals, Inc.
            19 Carson Road
            Princeton, New Jersey  08540
            Fax:  609-924-3875

      to OMNICHEM:

            Omnichem S.A.
            Industrial Research Park
            1348 Louvain-la-Neuve
            Belgium
            Fax: ________________________

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly qualified officers or representatives.

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Done in /s/ Michael C. Walker on 28 June, 1991, FOR AND ON BEHALF OF ANTHRA
PHARMACEUTICALS Inc.

Done in /s/ B. de Traux de Wardin on 22nd July, 1991, FOR AND ON BEHALF OF OMNICHEM S.A.

            B. de Traux de Wardin
            Manager Marketing & Business Operations



*** CONFIDENTIAL TREATMENT REQUESTED.